EXHIBIT 23(I)


                               CONSENT OF COUNSEL


                  We consent to the reference to our Firm under the heading "Counsel" in Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A of Gabelli SRI Fund, Inc. as filed with the Securities and Exchange Commission on or about July 29, 2008.




/s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP

PAUL, HASTINGS, JANOFSKY & WALKER LLP



New York, New York
July 29, 2008